Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

KMG Chemicals, Inc.

Houston, Texas

We have audited the accompanying statement of assets acquired and liabilities assumed of the acquired high-purity process chemicals business (“HPPC Business”) of Air Products & Chemicals, Inc. (“the Company”) as of December 31, 2007, as described in Note 2, and the related statements of revenues and direct expenses for each of the three years in the period ended September 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets acquired and liabilities assumed and related statements of revenues and direct expenses.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the HPPC Business’s assets and liabilities or its revenues and expenses.

In our opinion, the financial statements described above present fairly, in all material respects, the assets acquired and liabilities assumed of the HPPC Business as of December 31, 2007, as described in Note 2, and the related statements of revenues and direct expenses for each of the three years in the period ended September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

March 14, 2008

HPPC Business of Air Products and Chemicals, Inc.

Statement of Assets Acquired and Liabilities Assumed

As of December 31, 2007

(In thousands)

2007
Assets acquired:
Accounts receivable, net of allowance for doubtful accounts of $377	$11,832
Inventory, net of allowance for obsolescence of $569	11,578
Property, plant and equipment, net	47,128
Intangible assets, net	793
Total assets acquired	$71,331

Liabilities assumed:
Accrued liabilities	2,118

Net assets acquired	$69,213

The accompanying notes are an integral part of these financial statements

HPPC Business of Air Products and Chemicals, Inc.

Statements of Revenues and Direct Expenses

For the years ended September 30, 2007, 2006 and 2005

(In thousands)

	2007	2006	2005

Revenues	$91,214	$104,388	$92,512
Cost of sales	(60,527)	(70,355)	(70,740)
Direct expenses	(26,838)	(29,476)	(22,676)
Excess (deficit) of revenues over expenses	$3,850	$4,557	$(904)

The accompanying notes are an integral part of these financial statements

HPPC Business of Air Products and Chemicals, Inc.

As of December 31, 2007 and for the years ended September 30, 2007, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

(1)           Basis of Presentation

On October 19, 2007, KMG Chemicals, Inc. (“The Company”) entered into an agreement (the “Agreement”) to acquire certain assets of the high-purity process chemicals business (“HPPC Business”) of Air Products and Chemicals, Inc. (“Air Products”).  This Form 8-K/A amends the Form 8-K filed January 7, 2008, and provides audited statements of revenue and direct expenses for the HPPC Business for each of the three years in the period ended September 30 2007 and an audited statement of the assets acquired and liabilities assumed on December 31, 2007 (the date of acquisition), which are presented in satisfaction of the financial statement requirements under Rule 3-05 of Regulation S-X.  The accompanying audited statement of assets acquired and liabilities assumed and statements of revenues and direct expenses have been prepared in accordance with accounting principles generally accepted in the United States of America.

(2)           Description of Assets Acquired

The closing of the purchase of the HPPC Business occurred on December 31, 2007.  The purchased HPPC business includes chemical manufacturing equipment and facilities in Pueblo, Colorado and near Milan, Italy for a total purchase price of $70.8 million, which includes transaction costs and working capital net of assumed liabilities of $21.3 million.  The HPPC business sells high purity wet process chemicals to the semiconductor industry.  High purity process chemicals are used in the production of semiconductors and silicon wafers, and has applications in cleaning, etching, drying, edge bead removal and other uses for those products.  The Company will operate the HPPC Business in the United States and in Europe through two newly formed subsidiaries, KMG Electronic Chemicals, Inc. and KMG Italia, S.r.l.

The Company financed the transaction with cash on hand, an amended and restated credit facility and a note purchase agreement.  The amended and restated credit facility included a revolving loan facility of $35.0 million and a term loan facility of $35.0 million.  The note purchase agreement provided financing of $20.0 million.

(3)           Explanation of Impracticality of Preparing Full Financial Statements for the Business Acquired

The accompanying statement of assets acquired and liabilities assumed as of December 31, 2007 and the related statements of revenues and direct expenses of the HPPC Business for each of the three years in the period ended September 30, 2007 do not represent full financial statements as they do not include information related to the operating, investing and financing cash flows and other information that would constitute full financial statements.

The Company believes that the preparation of full financial statements would be impractical, because the HPPC Business was acquired out of a larger operating division of Air Products that was not operated as a separate, distinct business within Air Products.  Full financial statements for the HPPC Business have never been prepared.  Air Products did not maintain the distinct and separate books, records and accounts necessary to present full financial statements for the HPPC Business.

(4)           Information related to the Operating, Investing and Financing Cash Flows of the Business Acquired

The Company believes that no meaningful information is available regarding the operating, investing and financing cash flows of the acquired HPPC Business, and believes that it is not possible to prepare full financial statements for the acquired HPPC Business.  Since the operations were carved out of larger operations within Air Products, it is not possible to determine the cash flows directly attributable to the HPPC Business.

(5)           Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of operating results during the reported period. Actual results are likely to differ from those estimates. The Company does not believe that the differences will have a material affect on the assets acquired and liabilities assumed or results of operations of the HPPC Business.

Statement of Assets Acquired and Liabilities Assumed

The statement of assets acquired and liabilities assumed consist only of the HPPC Business assets and liabilities acquired pursuant to the Agreement.  The Company acquired certain inventories, property, plant and equipment, and receivables, and assumed certain liabilities related to the purchased assets pursuant to the terms of the Agreement.

Allowance for Doubtful Accounts

The allowance for doubtful accounts represents estimated uncollectible receivables associated with potential customer defaults on contractual obligations. A provision for customer defaults is made on a general formula basis when it is determined that the risk of default is probable and estimable, but cannot yet be associated with specific customers. The assessment of the likelihood of customer defaults is based on various factors, including the length of time the receivables are past due, historical experience, and existing economic conditions. The allowances also include amounts for certain customers where a risk of default has been specifically identified.

Inventories

Inventories are stated at the lower of cost or market.  Air Products writes down its inventories for estimated obsolescence or unmarketable inventory based upon assumptions about future demand and market conditions.  The first-in, first-out (FIFO) method was used for determining the cost of inventories acquired.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation.  Construction costs, labor, and applicable overhead related to installations are capitalized.  Expenditures for additions and improvements that extend the lives or increase the capacity of plant assets are capitalized.  The costs of maintenance and repairs of plant and equipment are charged to expense as incurred.  Fully depreciated assets are retained in the gross plant and equipment and accumulated depreciation accounts until they are removed from service.  On sale or retirement of an asset, costs and related accumulated depreciation are removed from the accounts, and any gain or loss is recognized in the statements of revenues and direct expenses.

Property, plant and equipment acquired at December 31, 2007 consisted of the following (amounts in thousands):

	Colorado, USA	Milan, Italy	Total
Land	$509	$970	$1,479
Building	6,948	2,182	9,130
Machinery and equipment	46,969	15,911	62,880
Construction in progress	495	728	1,223
Property, plant and equipment	54,921	19,791	74,712
Accumulated depreciation	(18,538)	(9,046)	(27,584)
Property, plant and equipment, net	$36,383	$10,745	$47,128

Depreciation

Depreciation is recorded using the straight-line method, which deducts equal amounts of the cost of each asset from earnings every year over its expected economic useful life. The principal lives for major classes of plant and equipment are summarized in the table below:

Buildings	30 years
Distribution equipment	5 to 25 years
Other machinery and equipment	10 to 25 years

Intangible Assets

Intangible assets as of December 31, 2007 consisted of the following (amounts in thousands):

Trademarks	1,400
Less accumulated amortization	(607)
Intangible assets, net	$793

Trademarks are being amortized over 10 years.

Accrued Liabilities

Accrued liabilities at December 31, 2007 consisted of the following:

Accrued payroll obligation (Italy)	$1,604
Accrued property taxes (Colorado)	514
$2,118

Statements of Revenues and Direct Expenses

The statements of revenues and direct expenses include revenues and direct expenses attributable to the HPPC Business.  The direct cost of sales was adjusted to remove allocated overhead not directly related to the manufacturing facilities.

Revenue Recognition

Revenue from product sales is recognized as risk and title to the product transfers to the customer (which generally occurs at the time shipment is made, unless sold under consignment), the sales price is fixed or determinable, and the ability to collect is reasonably assured. Sales returns and allowances are not a business practice in the industry.  Amounts billed for shipping and handling fees are classified as revenue in the statements of revenues and direct expenses.

Cost of Sales

Cost of sales includes expenses directly incurred to generate the revenues of the HPPC Business.  Cost of sales includes all costs that could be identified directly to the HPPC Business.  These costs include raw materials, labor, packaging and other materials, and depreciation of manufacturing assets.

Direct Expenses

Direct expenses have been determined based on an allocation of the HPPC product line costs within the electronic chemicals division of Air Products.  These allocations have been determined at the divisional levels and include distribution costs, selling general and administrative costs, amortization of intangible assets, and other related costs.